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                                                                Exhibit 23.1

CONSENT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1,800,000 shares issuable under the Amended and Restated 1996 Stock Incentive Plan of Altris Software, Inc., of our report dated November 10, 2000 with respect to the consolidated financial statements of Altris Software, Inc., included in its Transition Annual Report (Form 10-KT) for the transition period ended September 30, 2000, filed with the Securities and Exchange Commission.

/s/ GRANT THORNTON LLP


Irvine, California
May 8, 2001